UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by the Party other than the Registrant ☒

Check the appropriate box:

☐ Preliminary Proxy Statement.

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☒ Soliciting Material under § 240.14a-12

SERVOTRONICS, INC.

(Name of Registrant as Specified In Its Charter)

PAUL L. SNYDER III

FOUNDERS SOFTWARE, INC.

BEAVER HOLLOW WELLNESS, LLC

KATHLEEN ANN SCHEFFER

CHRISTINE R. MARLOW

MICHAEL W. DOLPP

CHARLES C. ALFIERO

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On March 26, 2025 Beaver Hollow Wellness, LLC issued the following press release:

Beaver Hollow Wellness, LLC Expresses Strong Dissatisfaction with Servotronics' Refusal of Records Inspection Request

(Buffalo, NY – March 26, 2025) – Beaver Hollow Wellness, LLC ("Beaver Hollow"), a beneficial shareholder in Servotronics, Inc. (NYSE American: SVT), expressed significant dissatisfaction following the recent denial of its lawful request to inspect corporate books and records under Section 220 of the Delaware General Corporation Law.

Servotronics, through its counsel at Bond, Schoeneck & King, PLLC, formally rejected Beaver Hollow's legitimate inspection request, alleging insufficient purpose and lack of credible basis. Beaver Hollow strongly disagrees with this position and views the refusal as obstructive and indicative of possible concealment of matters warranting investigation, especially in light of Servotronics' recently announced review of strategic alternatives.

"This denial raises legitimate concerns regarding transparency and corporate governance at Servotronics," said Beaver Hollow Chairman Paul Snyder III. "The claim by Servotronics that publicly available filings are sufficient for shareholder oversight is inadequate and disregards shareholders' legal rights to ensure corporate accountability. Given the ongoing strategic review announced by the board, denying shareholders access to pertinent corporate records is particularly troubling."

Beaver Hollow further questions Servotronics' motivation for withholding access, particularly given the specificity of its request and the sworn declaration provided, highlighting reasonable grounds to suspect potential corporate wrongdoing or mismanagement. Beaver Hollow believes that denying access to these records undermines confidence in Servotronics' management and board oversight during this critical period.

Beaver Hollow intends to vigorously pursue its statutory rights and will consider all available legal remedies to secure transparency and accountability from Servotronics' management.

Media Contact:
Kevin Keenan
Keenan Communications Group
716-481-6806

kevin@keenancommunicationsgroup.com

Investor Contact:

If shareholders have any questions, please contact our Proxy Solicitor, Alliance Advisors at:

Alliance Advisors
200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003
BHW@allianceadvisors.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Beaver Hollow Wellness, LLC, together with the other participants named herein (collectively, the “Group”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2025 annual meeting of stockholders of Servotronics, Inc., a Delaware corporation (the “Company”).

THE GROUP STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The participants in the proxy solicitation are anticipated to be Beaver Hollow Wellness, LLC, Founders Software, Inc., Paul L. Snyder, III, Kathleen Scheffer Christine R. Marlow, Michael W. Dolpp and Charles C. Alfiero.

As of the date hereof, Beaver Hollow Wellness, LLC beneficially owns directly 388,745 shares of common stock, par value $0.20 per share, of the Company (the “Common Stock”). Founders Software, Inc., as a member of, and holder of approximately 92 percent of the issued and outstanding membership interest of Beaver Hollow Wellness, LLC, may be deemed to beneficially own the 388,745 shares of Common Stock owned directly by Beaver Hollow Wellness, LLC. Paul L. Snyder III, as the indirect, majority shareholder and Chairman of the Board of Directors of Founders Software, may be deemed to beneficially own the 388,745 shares of Common Stock owned directly by Beaver Hollow Wellness, LLC. As of the date hereof, Kathleeen Ann Scheffer beneficially owns directly 2,173 shares of Common Stock. As of the date hereof, none of Christine R. Marlow, Michael W. Dolpp or Charles C. Alfiero beneficially owns any Common Stock.